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                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Joint Proxy Statement-Prospectus constituting part of this Registration Statement on Form S-4 of DST Systems, Inc. of our report dated February 26, 1998 relating to the consolidated financial statements of DST Systems, Inc. appearing in DST Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 which is attached to this Prospectus as Appendix C and our report dated February 6, 1998 relating to the consolidated financial statements of USCS International, Inc., appearing in USCS International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 which is attached to this Prospectus as Appendix H. We also consent to the references to us under the headings "Experts" in such Joint Proxy Statement-Prospectus and "Selected Consolidated Financial Data" in DST Systems, Inc.'s Annual Report on Form 10-K. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Consolidated Financial Data."


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Kansas City, Missouri
November 19, 1998